As filed with the United States Securities and Exchange Commission on December 5, 1994
                                       Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM S-8

                    Registration Statement

                            Under

                  The Securities Act of 1933


                 CIRCA PHARMACEUTICALS, INC.
    (Exact name of registrant as specified in its charter)

    New York                                       11-1966265
(State of incorporation)                        (I.R.S. Employer
                                                Identification No.)

            33 Ralph Avenue, Copiague, New York 11726
            (Address of Principal Executive Offices)

    CIRCA PHARMACEUTICALS, INC. 1994 LONG-TERM INCENTIVE PLAN
                             and
 CIRCA PHARMACEUTICALS, INC. RESTATED DEFERRED COMPENSATION PLAN
                     (Full Title of Plans)

                      MELVIN SHAROKY, M.D.
             (President and Chief Executive Officer)

                   CIRCA PHARMACEUTICALS, INC.
                        33 Ralph Avenue
                    Copiague, New York 11726
                        (516) 842-8383
       (Name, address including zip code and telephone
      number, including area code, of agent for service)

                           Copy to:

                    Alan M. Rashes, Esq.
                    SALON, MARROW & DYCKMAN
                    685 Third Avenue
                    New York, New York 10017
                        (212)661-7100


          Approximate date of proposed commencement of sales pursuant to the plan: As soon as practicable after the effective date of this Registration Statement.

                     CALCULATION OF REGISTRATION FEE

                                          Proposed
Title of                   Proposed       Maximum
Securitie     Amount       Maximum        Aggregate  Amount of
to be         to be        Offering Price Offering   Registration
Registered    Registered   Per Share      Price 1    Fee


Common Stock, 2,700,000     16 1/2      $44,550,000  $15,362.07
$.01 par
value shares






     1 Estimated soley for the purpose of calculating the registration fee on the basis of the average of the high and low sales price for the shares of Common Stock of the Company as reported by the American Stock Exchange on December 2, 1994.
                        CIRCA PHARMACEUTICALS, INC.

Cross Reference Sheet Pursuant to Rule SK-501(b) Between
Registration Statement (Form S-8) and Section 10(a) Prospectus

  Item Number and Caption            Heading in Prospectus

1a.General Plan Information          Cover, The Company,
                                     The Deferred Compensation Plan

                                     and The Long-Term Incentive
                                     Plan.

1b.Securities to be Offered          Cover

1c.Employees Who May Participate     Eligibility and Participation

1d.Purchase of Securities Pursuant   Securities Covered by this
   to the Plan and Payment for       Prospectus
   Securities Offered

1e.Resale Restrictions               Not Applicable

1f.Tax Effects of Plan               Effect of Federal Income
    Participation                    Taxation

1g.Investment of Funds               Not Applicable

1h.Withdrawal from the Plan          Not Applicable
   Assignment of Interest

1i.Forfeitures and Penalties         Forfeitures and Penalties

1j.Changes and Deductions and        Not Applicable
   Liens Therefor

2. Registrant Information and        Available Information; The
   Employee Plan Annual Information   Company

3. Incorporation of Documents        Documents Incorporated by
   by Reference                      Reference

4. Description of Securities         Securities Covered by
                                     Prospectus,  Part II

5. Interests of Named Experts        Part II
   and Counsel

6. Indemnification of Directors      Part II
   and Officers

7. Exemption from Registration       Not Applicable
     Claimed
8. Exhibits                          Part II

9. Undertakings                      Part II
CIRCA PHARMACEUTICALS, INC.

     Cross Reference Sheet Showing Location in Prospectus of
Information Required by Items of Form S-3

          Form S-3 Item and Heading          Location in Prospectus

     1.   Forepart of the Registration
          Statement and Outside Front
          Cover Page of Prospectus           Front Cover Page

     2.   Inside Front and Outside Back
          Cover Pages of Prospectus          Inside Front Cover
                                             Page

     3.   Summary Information, Risk Factors
          and Ratio of Earnings to Fixed
          Charges                            The Company

     4.   Use of Proceeds                    Not Applicable

     5.   Determination of Offering Price    Not Applicable

     6.   Dilution                           Not Applicable

     7.   Selling Security Holders           Selling Stockholders

     8.   Plan of Distribution               Plan of Distribution

     9.   Description of Securities
          to be Registered                   Not Applicable

     10.  Interest of Named Experts
          and Counsel                        Legal Matters

     11.  Material Changes                   Not Applicable

     12.  Incorporation of Certain           Incorporation of
          Information by Reference           Certain Documents
                                             by Reference

     13. Disclosure of Commission Position Indemnification of on Indemnification for Securities Directors and Officers Act Liabilities

RE-OFFER PROSPECTUS

                  CIRCA PHARMACEUTICALS, INC.
                       2,700,000 SHARES
                         COMMON STOCK


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
    BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
    COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
    PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
    CRIMINAL OFFENSE.



    This Prospectus relates to the offering of 2,700,000 shares of Common Stock to officers and selected employees of Circa Pharmaceuticals, Inc., a New York company, (the "Company" or "Circa", formerly known as Bolar Pharmaceutical Co., Inc.) as described in the Circa Pharmaceuticals, Inc. Restated Deferred Compensation Plan (the "Deferred Compensation Plan") and the Circa Pharmaceuticals, Inc. 1994 Long-Term Incentive Plan (the "Long Term Incentive Plan"). The Deferred Compensation Plan and the Long-Term Incentive Plan are hereinafter referred to as the "Plans".

    This Prospectus also relates to offers and sales by certain officers and selected employees (the "Selling Stockholders") of the Company, who may be deemed "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended, (the "Securities Act") of shares of Common Stock of the Company that have been or may be acquired by such persons upon the exercise of stock options and/or the acquisition of restricted shares granted to them pursuant to the Plans. The shares that may be so acquired by such persons pursuant to the Plans are herein referred to as "Option/Restricted Shares".

    The Option/Restricted Shares may be offered hereby from time to time by any and all of the Selling Stockholders for their own benefit.

    The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock, except to the extent that the Selling Stockholders exercise options to purchase
Common Stock from the Company.

    The Company has agreed to bear all expenses (other than stock transfer taxes, brokerage commissions and other selling expenses) in connection with the registration and sale of the Common Stock.

    The Company's Common Stock is traded on the American Stock
Exchange ("AMEX") under the symbol of RXC. On December 2, 1994 the average of the high and low sales price for the Company's
Common Stock was $16.50  per share, as reported by AMEX.
      The date of this Prospectus is December  5, 1994.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or represen-tations must not be relied upon as having been authorized by the Company, any Selling Stockholder or any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solici-tation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.



                                                             Page

Available Information . . . . . . . . . . . . . . . . . . .    3
The Company . . . . . . . . . . . . . . . . . . . . . . .      4
The Deferred Compensation Plan and the
 Long-Term Incentive Plan . . . . . . . . . . . . . . . . .    5
Effects of Federal Income Taxation. . . . . . . . . . . . .   12
Selling Stockholders. . . . . . . . . . . . . . . . . . . .   15
Plan of Distribution. . . . . . . . . . . . . . . . . . . .   17
Documents Incorporated by Reference . . . . . . . . . . . .   17
Legal Matters . . . . . . . . . . . . . . . . . . . . . . .   18
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Indemnification of Directors and Officers . . . . . . . . .   19

                    AVAILABLE INFORMATION


    The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-8 together with all amendments (the "Registration Statement") under the Securities Act, with respect to the Common Stock described in this Prospectus and of which this Prospectus forms a part. Such Registration Statement and the exhibits thereto can be inspected and copied at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other
information with the Commission.   Such reports, proxy statements
and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048; and Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

    Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects by such reference.

                         THE COMPANY


    Circa was organized under the laws of the State of New York in 1960 and together with its wholly owned subsidiaries, is traded on the AMEX (symbol RXC). The Company has historically been engaged in developing manufacturing and marketing solid dosage form pharmaceuticals, including prescription and over-the-counter ("OTC") products.

    In February 1990, as a result of an investigation by the Food
& Drug Administration ("FDA") the Company ceased manufacturing and marketing all pharmaceutical products and was restricted by the FDA from obtaining scientific review of its applications. In April 1993, following the completion of a comprehensive three year rehabilitation program, the FDA notified Circa that all regulatory restrictions were lifted and that it was in compliance with "Good Manufacturing Practices" ("GMP") and able to, once again, operate under the standard framework of the FDA.

    The Company currently manufactures several OTC products and is also a distributor of a nitroglycerin transdermal system manufac-tured by Hercon Laboratories Corporation. During 1993, following FDA approval of its facilities, Circa began to pursue contract manufacturing and packaging for pharmaceutical companies.

    The Company employs approximately 116 persons, of which 47 are engaged in research and development, including product identifi-cation, market research, product formulation, the development of methods used to analyze various drugs and regulatory affairs. In addition, the Company utilizes independent laboratories to conduct tests and clinical studies, primarily in connection with the establishment of bioequivalence. The Company is currentlydevelop-ing certain prescription drug products which have not previously been approved for proposed use in the United States. These drug products incorporate chemical entities that have been approved by the FDA, but are not necessarily the bioequivalent of any existing brand-name drug. Circa is also developing prescription generic drugs employing alternative drug delivery systems. Current research and development is being conducted at both Circa's Copiague, New York facility and at other companies through joint venture agreements.

           THE DEFERRED COMPENSATION PLAN AND THE
                   LONG-TERM INCENTIVE PLAN

                            General

Circa Pharmaceuticals, Inc. Restated Deferred Compensation Plan

    The Deferred Compensation Plan was initially approved by the Company's Board of Directors on April 7, 1988 and was subsequently amended on May 14, 1991 and August 18, 1991. The Deferred Compensation Plan, as amended, reserved 1,300,000 shares of Common Stock and continues in existence until terminated by the Board of Directors. The Deferred Compensation Plan was adopted to provide for stock awards to officers and selected employees.

   Circa Pharmaceuticals, Inc. 1994 Long-Term Incentive Plan

    The Long-Term Incentive Plan, which became effective August 1, 1994 was approved by the Company's shareholders at the Company's annual meeting on July 15, 1994. The Long-Term Incentive Plan which reserved 1,400,000 shares of Common Stock for stock option grants, stock appreciation rights ("SAR") and stock awards to officers and selected employees, expires July 31, 1999, subject to earlier termination by the Compensation Committee of the Board, a committee comprised of outside Board members (the "Committee").

    The purpose of the Plans is to attract and retain officers and other selected employees whose skills and talents are important to the Company's operations and reward them for major contributions to the success of the Company.

                  Administration of the Plans

    The Committee administers the Deferred Compensation Plan. The Committee may at any time and from time to time amend the Deferred Compensation Plan for any purpose permitted by law.

    The Long-Term Incentive Plan is administered by the Committee. No members of the Committee may receive an award under the Long-Term Incentive Plan. The Committee's authority includes adoption of modifications, amendments, procedures and the like as are necessary to comply with provisions of all applicable laws and regulations and to enable participants to receive the benefits under the Long Term Incentive Plan.

                  Description of Common Stock

    The Company is authorized to issue an aggregate of 70,000,000 shares of Common Stock, $.01 par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by Stockholders. All voting is on a non-cumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive, pro rata, all assets remaining available for distribution. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights or redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued and delivered, fully paid and non-assessable.

                        Transfer Agent

    The Transfer Agent is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                 Eligibility and Participation

    Selected employees and officers of the Company are eligible to participate in both the Deferred Compensation Plan and the Long-
Term Incentive Plan.

    The Deferred Compensation Plan was initially adopted by the Board on April 7, 1988 and was subsequently amended on May 14, 1991 and August 18, 1991. To date 1,185,000 shares of common stock have been awarded under the Deferred Compensation Plan.

    The Long-Term Incentive Plan was approved by the shareholders at the Company's annual meeting on July 15, 1994. To date options and awards for 485,000 shares of common stock have been granted and awarded under the Long-Term Incentive Plan.

             Securities Covered by this Prospectus

Deferred Compensation Plan

    An aggregate of 1,300,000 shares of Common Stock are reserved for award under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by the Committee, which determines by majority vote, upon recommendation of management and the Compensation Committee, the eligible employees who shall participate in the Deferred Compensation Plan, and which designates the number of shares of Common Stock to be awarded to each selected employee, as well as the vesting period and the terms and conditions of each award. The price of the shares awarded is the par value of the shares and is paid, by the participant, to the Company at the time of such award. Shares which have been awarded and subsequently forfeited for any reason shall be returned to the reserve held for and under the Deferred Compensation Plan.





Long-Term Incentive Plan

    An aggregate of 1,400,000 shares of Common Stock are reserved for stock option grants, stock awards, or SARs under the Long-Term Incentive Plan. In the event of any change in the Company's outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee may adjust proportionately (a) the number of shares (i) reserved under the Plan; (ii) available Incentive Stock Options; (iii) for which awards may be granted to an individual participant; and (iv) covered by outstanding award denominated in stock or units of stock; (b) the stock price related to outstanding awards; and (c) the appropriate Fair Market Value and other price determinations for such awards. In the event of any other change affecting the Company's common stock or any distribution (other than normal cash dividends) to holders of Common Stock, the Committee may make such adjustments as it may deem equitable, including adjustments to avoid fractional shares. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may issue or assume stock options by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options, based upon the length of the participant's employment by the Company as specified in the awards agreement.

    Under the Long-Term Incentive Plan the Company may grant Stock Options, SARs, Stock or Cash Awards.

    Stock Options granted under the Long-Term Incentive Plan shall be exercisable at a price determined by the Committee, but in no event which shall not be less than 100% of the fair market value as of the date of grant. Fair Market Value is defined under the Plan as the average of the high and low prices of Common Stock on the AMEX, provided that, if no sales of Common Stock were made on said exchange on the date of grant, the average of the high and low price of the Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange. A stock option granted under the Long-Term Incentive Plan may be in the form of an incentive stock option ("ISO"), which in addition to being subject to applicable terms, conditions and limitations established by the Committee complies with Section 422 of the Internal Revenue Codes of 1986 (the "Code"). The exercise price of the Stock Options shall be paid in full, at the time of the exercise, in cash or if permitted by the Committee, by tendering Common Stock or surrendering another award including restricted stock, valued at Fair Market Value on the dates of exercise or any combination thereof. If shares of restricted stock are tendered in exercise of a Stock Option, a number of shares issued upon exercise equal to the number of shares of restricted stock used in payment of the Stock Option shall be subject to the same restrictions as the restricted stock tendered. Stock Options must be held at least six months from the dates of grant to the date of exercise.

    SARs granted under the Long-Term Incentive Plan represent a right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR. No participant in the Long-Term Incentive Plan may receive stock options or SARs, the aggregate of which shall exceed 150,000 shares of Common Stock.

    Stock Awards granted under the Long-Term Incentive Plan are awards made in shares of common stock or denominated in units of Common Stock. The Stock Award may be subject to conditions established by the Committee and set forth in the award agreement including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attainment of targeted growth rates and the comparable measurements of Company performance. Stock Awards may be based on Fair Market Value or other specified measures of value.

    Cash Awards granted under the Long-Term Incentive Plan are subject to future service and other restrictions and conditions established by the Committee similar in nature to the restrictions and conditions which may be imposed by the Committee on Stock Awards.

    Awards which are payable wholly or partly in stock must be held for at least six months from the date of grant to the date of disposition.

    Payment of awards may be made in cash or stock or combination thereof and may include such restrictions as the Committee may impose including the case of Stock Awards, restrictions on transfer and provisions for forfeiture. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Stock or units of Stock, subject to such restrictions as the Committee may impose.

    Under the Long-Term Incentive Plan the Company has the right to (i) deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of the shares under the Plan, an appropriate number of shares for payment of taxes required by law or (ii) take such other action as may be necessary to satisfy all obligations for the withholding of such taxes. If Common Stock (either freely tradeable or restricted) is used to satisfy tax withholding, such stock shall be valued at Fair Market when the withholding is required to be made.

    No award or other benefit under the Long-Term Incentive Plan shall be assignable or transferable or payable or exercisable by anyone other than the participant to whom it was granted except as provided under the Plan in the event of death or disability. See "Forfeitures and Penalties".



                   Forfeitures and Penalties


Restated Deferred Compensation Plan

    The Committee designates the vesting period of the awards.
Awards which are forfeited and do not vest, are returned to the reserve of shares held for the Deferred Compensation Plan.

Long-Term Incentive Plan

    In the event that the employment of a participant terminates other than for reasons of retirement, death or disability, all-non-vested options and/or awards are immediately cancelled, unless the award agreement provides otherwise. When a participant's employment terminates as a result of retirement the Committee may
(i) permit awards granted under the Plan to continue in effect beyond the date of the retirement and (ii) accelerate the exercisability and vesting of any award. In the event of a participant's death, the participant's estate or beneficiaries shall have the period specified in the award agreement within which to receive or exercise any outstanding awards held by the participant. Rights to any outstanding award shall pass by will or the laws of descent and distribution in the following order (i) to beneficiaries designated by the participant; (ii) if none designated, to the legal representative of the participant; (iii) if no legal representative, to the persons entitled thereto and determined by a court of competent jurisdiction. In the event that the participant is deemed by the Company to be disabled, any award may be paid to or exercised by the participant, if legally competent, or by a duly-appointed representative if the participant is legally incompetent.

    After death or disability of the participant, the Committee may, in its sole discretion at any time (i) terminate restrictions in any award agreement; (ii) accelerate any or all installments and rights; and (iii) instruct the Company to pay the total of any acceleration payments to the participant, the participant's estate, beneficiaries or representative.

    Unless an award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the Plan.
                          Adjustments

Long-Term Incentive Plan

    The Long-Term Incentive Plan provides that in the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee may adjust proportionately (a) number of shares of Common Stock
(i) reserved under the Plan, (ii) available for ISO's; (iii) for which awards may be granted to an individual participant and (iv) covered by outstanding awards denominated in stock or units of stock; (b) the Stock prices related to outstanding awards; and (c) the appropriate Fair Market Value and other price determinations for such awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may issue or assume stock options by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options, based upon the length of the participant's employment by the Company as specified in the awards agreement.

                        Plan Amendments

Deferred Compensation Plan

    The Committee may amend, suspend or terminate the Deferred
Compensation Plan for any purpose permitted by law.

Long-Term Incentive Plan

    The Committee may amend, modify, suspend or terminate the Long-Term Incentive Plan in order to meet any changes in legal requirements or accomplish any other purpose permitted by law. Subject to changes in legal requirements that would permit otherwise, the Long-Term Incentive Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided for adjustments for various changes to the Common Stock i.e.: stock split, stock dividend, recapitalization); (ii) decrease the option price; (iii) materially modify the requirements as to eligibility for participation; (iv) withdraw administration of the Long-Term Incentive Plan from the Committee or (v) extend the period during which awards may be granted.
                         Term of Plan

Deferred Compensation Plan

    The Deferred Compensation Plan shall continue in existence until terminated by the Committee. In the event of termination by the Committee, any awards or grants then outstanding will not be affected and the authority of the Committee to continue to administer the Plan will not be affected.

Long-Term Incentive Plan

    The Plan shall be terminated on August 1, 1999, the fifth anniversary of the effective date of the Plan. The Plan is subject to earlier termination by the Committee, after which no awards or grants can be made under the Plan, however, any such termination shall not affect awards or grants then outstanding or the authority of the Committee to continue to administer the Plan.

              EFFECT OF FEDERAL INCOME TAXATION

Deferred Compensation Plan

    The Deferred Compensation Plan permits stock grants to officers and selected employees. The officers or selected employee who is granted restricted stock could be required to include in gross taxable income, the excess of the fair market value of the restricted stock valued as of the date corresponding to the end of the "Restricted Period" over the amount initially paid to purchase such restricted stock (usually par value), at the time the Restricted Period ends. The employee may elect, at the time of the grant of restricted stock, to include into gross taxable income the excess of the fair market value of the restricted stock at the date it is issued over the amount paid. This election must be made no later than thirty (30) days from the date of issuance of the restricted stock.

    A special rule is applicable to those granted restricted stock who are officers of the Company and who are therefore subject to liability under Section 16(b) of the Exchange Act. If at the time of the end of the Restricted Period the employee shareholder is still subject to liability under Section 16(b) of the Exchange Act then the employee shareholder shall not have to recognize income until the Section 16(b) restriction terminates unless the employee elects to be taxed at the time of the transfer.

    The Company may claim an income tax deduction (compensation expense) in the amount taxable to the employee at the time the employee must include such amounts in his gross income.

Long-Term Incentive Plan:

    The Long-Term Incentive Plan permits the granting of ISOs,
Non-Statutory Stock Options ("NSOs"), SARs and Stock Awards.

1.  Incentive Stock Options

    Under the Code, a participant will recognize no taxable income by reason of the grant or exercise of an ISO provided the holding period requirements discussed below are satisfied. If a participant exercised an ISO and does not dispose of the shares so acquired until after the later of (a) one year from the date of transfer of the shares to the holder; or (b) two years from the date of grant of the option, any amount realized by the holder upon the sale of shares in excess of the exercise price will be recognized by the holder as a capital gain and any loss sustained by the holder will be a capital loss, if the shares are capital assets in his or her hands. The excess, if any, of the fair market value of the shares at the time of exercise over the exercise price is an item of tax preference to the holder for purposes of the alternative minimum tax, unless there is an early disposition of the shares.


    If the holder disposes of the shares before the holding period requirements discussed above are satisfied, then the holder will recognize ordinary income in his or her taxable year in which the disposition occurs in an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price of the stock. If the sale price is more than the fair market value on the exercise date, the holder will also recognize capital gain generally in an amount equal to the excess, if any, of fair market value on the exercise date over the sale price. However, if the sale price is less than the fair market value on the exercise date, the holder will recognize ordinary loss in an amount equal to the excess, if any, of the exercise price paid over the sale price. The Company will be entitled to a deduction for its taxable year in which the disposition occurs in the amount of the ordinary income so recognized.

    No deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option, if the holding period requirements discussed above are satisfied.

2.  Non-Statutory Stock Options:

    The grantee of an NSO under the Long-Term Incentive Plan recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price, and the Company will be entitled to a deduction in the same amount as the option holder recognizes ordinary income.

    Upon a sale of the shares so acquired, the holder will have a capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold, if the shares are capital assets in the hands of the holder. The tax basis of the shares will be equal to their fair market value on the date of exercise, but not less than the exercise price, and their holding period for determining long or short term capital gain or loss will begin on the day after the tax basis of the share is so determined.

3.  Stock Appreciation Rights:

    An employee will recognize no taxable income by reason of the grant of a stock appreciation rights. Payments received by an employee for SARs are includible in the employee's gross income in the year the rights are exercised.
    The Company may claim an income tax deduction, (compensation expense) in the amount taxable to the employee at the time the employee must include such amount in his gross income.


4.  Stock Awards:

    Generally, when an employee is granted stock he must include in his gross income at the time of such grant the fair market value of the stock, minus any amounts paid by the employee for the stock.

    However, an employee who is granted restricted stock could be required to include in taxable income the excess of the fair market value of the restricted stock valued as of the date corresponding to the end of the "Restricted Period" over the amount initially paid to purchase such restricted stock (usually par value), at the time the Restricted Period ends. The employee may elect, at the time of the grant of restricted stock, to include into income the excess of the fair market value of the restricted stock at the date it is issued over the amount paid. This election must be made no later than thirty (30) days from the date of issuance of the restricted stock.

    A special rule is applicable to those granted restricted stock who are officers of the Company and who are therefore subject to liability under Section 16(b) of the Exchange Act. If at the time of the end of the Restricted Period the employee shareholder is still subject to liability under Section 16(b) of the Exchange Act then the employee shareholder shall not have to recognize income until the Section 16(b) restriction terminates unless the employee elects to be taxed at the time of the transfer.

    The Company may claim an income tax deduction (compensation expense) in the amount taxable to the employee at the time the employee must include such amounts in his gross income.

                    SELLING STOCKHOLDERS

    The Prospectus covers Option/Restricted Shares that have been or may be acquired upon exercise of options and/or the vesting of shares awarded pursuant to the Long-Term Incentive Plan and the Deferred Compensation Plan, held by the Selling Stockholders as of the date of this Registration Statement.

    The following table sets forth the name of each Selling Stockholder, the nature of his or her position, officer or other material relationship with the Company, the number of shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering assuming the sale of all of the shares covered hereby.

                                  OPTION/RESTRICTED
                                  SHARES ACQUIRED    SHARES
                                  UNDER THE          OWNED
               SHARES OWNED (1)   PLANS PRIOR        AFTER
                AFTER OFFERING    TO OFFERING        OFFERING
                                  HEREIN (1)      NUMBER  PERCENT
NAME

John Botek        30,000           30,000              0     -
Vice President
Administration

Tommy Chau         6,000            6,000              0     -
Director - Gum
Development

Robert Connolly   30,100           30,000            100     -
Vice President
Manufacturing

Stuart Deitel     30,000           30,000              0     -
Vice President
Business Development

Darius Dubash     9,300             9,000            300     -
Director
Product Development

David Genzler(2)  7,500             7,500              0     -

Gwen Gerrick      9,300             9,000            300     -
Director -
Administrative
Services and Investor
Relations and Secretary
                                  OPTION/RESTRICTED
                                  SHARES ACQUIRED    SHARES
                                  UNDER THE          OWNED
               SHARES OWNED (1)   PLANS PRIOR        AFTER
                AFTER OFFERING    TO OFFERING        OFFERING
                                  HEREIN (1)      NUMBER  PERCENT


NAME

Ed Haley          30,000            30,000            0       -
Vice President -
Sales and
Marketing -
Private Labels

Moez Kakal        15,100           15,000           100       -
Director -
Quality Assurance

Jack Kornreich(2)150,000          150,000             0       -

Seymour Inkles(2)106,250           85,000        21,250       -

Nicholas LaBella 160,000          160,000             0       -
Vice President
Research and Development

Dominick           9,000           9,000              0       -
Lamantanaro
Director, Analytical
Laboratories

Angelo C. Malahias15,000          15,000              0       -
Corporate Controller

Ralph Manning      6,000           6,000              0       -
Packaging Manager

Robert Marrow(2)  10,000          10,000              0       -

Paul Morris      110,000         110,000              0       -
Director, Drug
Development

Serap Ozelkan      9,000           9,000              0       -
Assistant Director
Research and
Development

Robert Polke       6,000           6,000              0       -
Manufacturing Manager




                                  OPTION/RESTRICTED
                                  SHARES ACQUIRED    SHARES
                                  UNDER THE          OWNED
               SHARES OWNED (1)   PLANS PRIOR        AFTER
                AFTER OFFERING    TO OFFERING        OFFERING
                                  HEREIN (1)      NUMBER  PERCENT


NAME


Thomas P. Rice   175,000         175,000              0       -
Executive Vice President
Chief Operating and
Chief Financial Officer

Karen Sattig(2)    2,500           2,500              0       -

Melvin Sharoky,  700,000         700,000              0       -
M.D.,
President and
Chief Executive
Officer

Pat Skukri(2)     60,000          60,000              0      -

Arif Turkeli       6,200           6,000            200      -
Manager, Quality
Assurance
Technical Services


(1) Includes Option/Restricted Shares awarded to each selling stockholder under the Plans, whether or not exercisable or subject to restrictions as of December 2, 1994.
(2) Former Employee.


















                      PLAN OF DISTRIBUTION

      The Selling Shareholders may sell shares of Common Stock in any of the following ways: (1) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distri bution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) on the AMEX or in the over-the-counter market. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                    DOCUMENTS INCORPORATED BY REFERENCE

      The Company hereby incorporates by reference into this Prospectus, (i) its Annual Report on Form 10-K for the year ended December 31, 1993, (ii) its Form 10-Q reports for the quarterly periods ended March 31, 1994, June 30, 1994 and September 30, 1994, and (iii) its proxy statement for the shareholder meeting held on July 15, 1994. The description of the Company's Common Stock is set forth in the Company's Form 10 Registration Statement which
became effective    April 30, 1975 and which is also incorporated
by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference. A copy of any such document will be provided by the Company without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person to the Company at 33 Ralph Avenue, Copiague, New York 11726, Attn: Gwen Gerrick, Director, Investor Relations and Secretary, Telephone No. (516) 842-8383.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subse-quently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        LEGAL MATTERS

      The legality of the shares offered hereby have been passed upon for the Company by Salon, Marrow & Dyckman, 685 Third Avenue, New York, New York 10017.

                           EXPERTS

      The consolidated balance sheets as of December 31, 1993 and 1992 and the consolidated statements of operations, cash flows, shareholders' equity and the financial statement schedule for each of the three years in the period ended December 31, 1993, incorporated by reference in this Registration Statement, have been incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.
                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation contains a provision which indemnifies the personal liabilities of directors of the Company to the Company or to any of its shareholders for monetary damages for breach of his fiduciary duty as a director, except in the case where judgment or final adjudication adverse to such director establishes that such director's acts were in bad faith, or involved intentional misconduct, or a knowing violation of the law or that he personally gained a financial profit or other advantage to which he was not legally entitled or he had authorized the payment of a dividend, or approved a purchase or redemption of the Company's securities, or approved a distribution of assets after dissolution or approved a loan to a director, in violation of New York corporate law. This provision has no effect on the availability of equitable remedies, such as an injunction or rescission for breach of fiduciary duty.

      Insofar as indemnification for liabilities arising under the Securities Act as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such an issue.

No dealer, salesman, or any
other person has been autho-
rized to give any information
or to make any representations            2,700,000 Shares
other than those contained in
this Prospectus, and if given
or made, such information or
representations must not be          CIRCA PHARMACEUTICALS, INC.
relied upon as having been
authorized by the Company.                  Common Stock
This Prospectus does not
constitute an offer to sell or
a solicitation of any offer to
buy, by anyone in any juris-
diction in which such offer or
solicitation is not authorized,             PROSPECTUS
or in which the person making
such offer or solicitation is
not qualified to do so, or to
any person to whom it is
unlawful to make such offer or           December 5, 1994
solicitation. Neither the
delivery of this Prospectus nor
any sale made hereunder shall
under  any circumstances,
create an implication that
there has been no change in the
affairs of the Company since
the date hereof.

                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Documents Incorporated By Reference

      The Company hereby incorporates by reference into this Prospectus, (i) its Annual Report on Form 10-K for the year ended December 31, 1993, (ii) its Form 10-Q Reports for the quarterly periods ended March 31, 1994, June 30, 1994 and September 30, 1994 and (iii) its proxy statement for the shareholder meeting held on July 15, 1994. The description of the Company's Common Stock is set forth in the Company's Form 10 Registration Statement which became effective April 30, 1975 and which is also incorporated by reference. All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference. A copy of any such document will be provided by the Company without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person to the Company at 33 Ralph Avenue, Copiague, New York 11726, Attn: Gwen Gerrick, Director, Investor Relations and Secretary, Telephone No. (516) 842-8383.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subse-quently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Securities Covered By This Prospectus
         And Plan For Distribution

      The Company is authorized to issue an aggregate of 70,000,000 shares of Common Stock, $.01 par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by Stockholders. All voting is on a non-cumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive, pro rata, all assets remaining available for distribution. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights or redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued and delivered, fully paid and non assessable.
      Pursuant to the Circa Pharmaceuticals, Inc. Deferred Compensation Plan, the total number of shares reserved for stock award is 1,300,000 shares of the Corporation's Common Stock, $.01 par value.

      Pursuant to the Circa Pharmaceuticals, Inc. 1994 Long-Term
Incentive Plan, the total number of shares reserved for option grants and stock awards is 1,400,000 shares of the Corporation's
Common Stock, $.01 par value.

      If an Option should lapse or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto, unless the Plan shall have been terminated, shall become available for future grant under the Plan.

Item 5.  Experts

      The consolidated balance sheets as of December 31, 1993 and 1992 and the consolidated statements of operations, cash flows, shareholders' equity and the financial statement schedule for each of the three years in the period ended December 31, 1993, incorporated by reference in this Registration Statement, have been incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.
Item 6.  Indemnification of Directors and Officers

      The Registrant's Certificate of Incorporation provides as follows:

             NINTH: (1) No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law; or (ii) the liability of a director for any act or omission prior to the adoption of this Article NINTH by the shareholders of the Corporation.

                      (2)  The Corporation shall indemnify any
      person who is or was a director or officer of the Corporation, or is the heir, executor or administrator of any such person, against all expenses (including without limitation attorneys' fees), judgments, amounts paid in settlement and fines incurred by him or her, and shall pay in advance of final disposition the expenses of defense (including without limitation attorneys' fees) incurred by him or her, (i) in connection with or as a result of any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise, including without limitation any counterclaim or crossclaim by or against him or her, to which he or she is or was threatened to be made a party by reason of the fact that he or she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other entity or enterprise, and (ii) in connection with or as a result of any appeal with respect to any such action, suit or proceeding; provided, however, that no indemnification or payment may be made to or on behalf of any director or officer under this Section 2 if such indemnification or payment is prohibited under the Business Corporation Law of the State of New York or other applicable law as in effect from time to time.

Item 7.  Exemption From Registration Claimed

      The Company has granted stock awards totalling 1,185,000 shares to ten officers, employees and former employees pursuant to the Circa Pharmaceuticals, Inc. Deferred Compensation Plan.
550,000 of such shares have vested.

      The Company has granted options to purchase 485,000 shares of common stock to seventeen of its officers and selected employees pursuant to the Circa Pharmaceuticals, Inc. 1994 Long-Term
Incentive Compensation Plan.  No options have been exercised.

      All of the aforementioned issuances of securities have been made in reliance upon the exemption from registration found in section 4(2) of the Securities Act of 1933, as amended. In the above described transactions, each option holder/stockholder was an officer and/or employee of the Company, having full access to information concerning the Registrant and each had the opportunity to verify the information supplied to him. The stock certificate issued on exercise of the options and grant of the stock awards have been and will in the future be impressed with a restrictive legend and stop transfer instructions have been lodged with the Registrant's transfer agent.








Item 8.  Exhibits, Financial Statement Schedules


             Exhibits                                    Page
3.           Certificate of incorporation as amended
             and restated and By-laws                     *

4.1          Circa Pharmaceuticals, Inc. Restated        E-1
             Deferred Compensation Plan

4.2          Circa Pharmaceuticals, Inc. 1994            E-2
             Long-Term Incentive Plan

5.1          Opinion of Salon, Marrow & Dyckman          E-7

24(a)        Consent of Salon, Marrow & Dyckman
             to  be named in the Registration
             Statement.  Reference is made to
             Exhibit 5.1 to this Registration
             Statement, which includes such
             consent.

24(b)       Consent of Coopers & Lybrand L.L.P.          E-9
            independent accountants, named in
            the Registration Statement.


25(b)       Power of attorney (found on Page II-7)


*The Registrant's By-Laws and Amended and Restated Certificate of
Incorporation are incorporated by reference from the Registrant's
Annual Reports on Forms 10-K filed on April 19, 1990, and March 30, 1992, respectively.
Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

                       Provided, however, that paragraphs (a) (1)
(i) and (a) (1) (ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized in Copiague, New York on this 2nd day of December, 1994.

                            CIRCA PHARMACEUTICALS, INC.



                            By:/s/Melvin Sharoky, M.D.
                               Melvin Sharoky, M.D.,
                               President and Chief Executive
                               Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Melvin Sharoky, M.D. and Thomas P. Rice and each acting alone, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Circa
Pharmaceuticals, Inc. and on the dated indicated.

     Signature                Title                   Date

/s/Melvin Sharoky, M.D.
Melvin Sharoky, M.D.    President and Chief    December 2, 1994
                        Executive Officer
                        (Principal
                        Executive Officer)
                        and Director



/s/Thomas P. Rice
Thomas P. Rice        Executive Vice President, December 2, 1994
                      Chief Operating and
                      Financial Officer
                      (Principal Financial and
                      Accounting Officer) and
                      Director
/s/Michael Fedida
Michael Fedida        Director                December  2, 1994

/s/Bruce Hausman
Bruce Hausman         Director                December  2, 1994

/s/Stanley B. Grey
Stanley B. Grey       Director                December  2, 1994

/s/Kenneth Siegel
Kenneth Siegel        Director                December  2, 1994

                       INDEX TO EXHIBITS

           Exhibits                                        Page

3.         Certificate of Incorporation as
           amended and restated and By-Laws                 *

4.1        Circa Pharmaceuticals, Inc. Restated
           Deferred Compensation Plan                      E-1

4.2        Circa Pharmaceuticals, Inc. 1994
           Long-Term Incentive Plan                        E-2

5.1        Opinion of Salon, Marrow & Dyckman              E-7

24(a)      Consent of Salon, Marrow & Dyckman to
           be named in the Registration Statement.
           Reference is made to Exhibit 5.1 to this Registration Statement, which includes such consent.

24(b)      Consent of Coopers & Lybrand L.L.P.,            E-9
           independent accountants, to be named
           in Registration Statement.

25(b)      Power of attorney (Found on Page II-7)





*The Registrant's By-Laws and Amended and Restated Certificate of
Incorporation are incorporated by reference from the Registrant's
Annual Reports on Forms 10-K filed on April 19, 1990, and March
30, 1992, respectively.

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1994, on our audits of the consolidated financial statements and financial statement schedules of Circa Pharmaceuticals, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                                        COOPERS & LYBRAND L.L.P.



Melville, New York
December 2, 1994

EXHIBIT 5.1

                    SALON, MARROW & DYCKMAN
                       685 THIRD AVENUE
                   NEW YORK, NEW YORK  10017

                   TELEPHONE (212) 661-7100
                   TELECOPIER (212) 661-3339



                             December 2, 1994




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                            Re: Circa Pharmaceuticals, Inc.


Gentlemen:

           We have acted as counsel for Circa Pharmaceuticals, Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") pursuant to which (i) 1,300,000 shares of the Company's common stock ("Common Stock") are reserved for issuance as stock awards to employees of the Company pursuant to the Company's Restated Deferred Compensation Plan; and (ii) 1,400,000 shares of Common Stock are reserved for issuance as stock awards and upon the exercise of stock options to officers and selected employees pursuant to the Company's 1994 Long-Term Incentive Plan (hereinafter referred to as the "Plans").

           We are familiar with the proceedings by which the Plans and the shares of Common Stock have been authorized. We are familiar with the proceedings by which the 2,700,000 shares of Common Stock reserved for the Plans were approved by the Company's Board of Directors and shareholders, as the case may be. We have reviewed and are familiar with the Certificate of Incorporation, as amended and restated, and the By-Laws of the Company and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. U.S. Securities and
Exchange Commission
December 2, 1994
Page 2



           Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the shares of Common Stock have been duly and validly authorized for issuance by the Company, and when issued under the circumstances contemplated by the Plans, will be legally issued, fully paid and non-assessable.

           We consent to the reference to our firm and the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,



                                Salon, Marrow & Dyckman
                   CIRCA PHARMACEUTICALS, INC.
               RESTATED DEFERRED COMPENSATION PLAN


     1. Purposes. The Circa Pharmaceuticals, Inc. Deferred Compensation Plan (the Plan) is designed to attract and retain executives and other selected employees whose skills and talents are important to the Company's operations, and to reward them for important contributions to the success of the Company.

     2. Common Stock Available for Awards. The Board Resolved to reserve 900,000 shares of the Company's common stock for issuance under the Plan on April 7, 1988, and added 200,000 shares on May 14, 1991, and 200,000 shares on August 18, 1991, making a total of 1,300,000 shares reserved by the Board for issuance under the Plan. Shares awarded under the Plan and subsequently forfeited for any reason shall be returned to the reserve held for and under the Plan.

     3. Eligible Participants. Employees of the Company who hold positions of responsibility and whose performance, in the judgement of the Compensation Committee of the Board of Directors, can have a significant impact on the success of the Company.

     4. Administration. The Plan shall be administered by the Board of Directors, which shall determine by majority vote, upon recommendation of management and the Compensation Committee, the eligible employees who shall participate in the Plan; and shall designate the number of shares of the Company's common stock to be awarded to each selected participant, as well as the vesting period and the terms and conditions of each such award. The officers of the Company, upon direction by the Board, are authorized to perform any and all acts and to execute and deliver such documents as, with the advice of Counsel, are necessary to effectuate the determinations of the Board.

     5. Terms of Awards. The price of shares Awarded shall be the par value of the shares, paid by the Participant to the Company at the time of the Award.

     6. Effective Date, Modification and Termination. This plan is deemed to have become effective as of April 7, 1988, when the Board resolved to reserve 900,000 shares of the Company's common stock for issuance under the Plan as stated in section 2 above. The Board may amend, suspend or terminate the Plan for any purpose permitted by law, and the Plan shall continue in existence until terminated by the Board.

                  CIRCA PHARMACEUTICALS, INC.
                  1994 LONG-TERM INCENTIVE PLAN

I.   Purposes

     The Circa Pharmaceuticals, Inc. 1994 Long-Term Incentive
Plan (the "Plan") is designed to attract and retain executives and other selected employees whose skills and talents are important to the Company's operations, and reward them for major contributions to the success of the Company.

II.  Definitions

     2.1 "Award" - The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements and limitations as the Committee may establish.

     2.2 "Award Agreement" - An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements and limitations applicable to an Award.

     2.3 "Code" - The Internal Revenue Code of 1986, as amended from time to time.

     2.4 "Committee" - The committee designated by the Board of Directors of the Company to administer the Plan. The Committee shall be constituted to permit the Plan to comply with any rules and regulations promulgated under Section 162(m) of the Code or any successor provision. No member of the Committee may receive an Award.

     2.5 "Common Stock" or "Stock" - Authorized and issued or unissued $0.01 Par Value Common Stock of the Company.

     2.6 "Company" - Circa Pharmaceuticals, Inc. and its subsidiaries and partnerships and other business ventures in which Circa has a significant equity interest, as determined in the sole discretion of the Committee.

     2.7 "Fair Market Value" - The average of the high and low prices of Common Stock on the American Stock Exchange for the date in question, provided that, if no sales of Common Stock were made on said exchange on that date, the average of the high and low prices of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange.

     2.8 "Participant" - An employee of the Company to whom an Award has been made.

III. Eligibility

     Individuals eligible for an Award are employees of the Company who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company.

IV.  Common Stock Available for Awards

     The number of shares that may be issued under the Plan for Awards granted wholly or partly in Stock during the term of the Plan is 1,400,000. Included in this share limit are Awards denominated in units of Stock that may be redeemed or exercised for cash as well as for Stock. Common Stock related to Awards that (i) are forfeited or terminated, (ii) expire unexercised or are settled in cash in lieu of Stock or in such manner that all or some of the shares covered by an Award are not issued to a Participant or (iii) are exchanged for Awards that do not involve Common Stock shall immediately become available for Awards.

V.   Administration

     The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of Awards restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures and the like as are necessary to comply with provisions of all applicable laws and regulations and to enable Participants to receive the intended advantages and benefits under the Plan.

VI.  Awards

     6.1 The Committee shall determine the type of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements and limitations applicable to each Award. Awards may include but are not limited to those listed in this Article VI. Awards may be granted singly, in combination or in tandem. No Participant may receive, under the Plan, stock options or stock appreciation rights the aggregate of which shall exceed 150,000 shares.

     (a) Stock Option - A grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

     (b) Stock Appreciation Right - A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over the Fair Market Value on the date of grant of the SAR, as set forth in the applicable Award Agreement.

     (c) Stock Award - An Award made in Stock or denominated in units of Stock. All or part of any Stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attainment of targeted growth rates and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified measures of value.

     (d) Cash Award - An Award denominated in cash with the eventual payment amount subject to future service and other restrictions and conditions established by the Committee and set forth in the Award Agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attainment of targeted growth rates and other comparable measurements of Company performance.

     6.2 Awards payable wholly or partly in Stock must be held for at least six months, (i) in the case of a Stock Option or SAR, from the date of grant to the date of exercise and (ii) in the case of other Awards, from the date of acquisition to the date of disposition.

VII. Payment of Awards

     Payment of Awards may be made in cash or Stock or a combination thereof and may include such restrictions as the Committee shall impose, including in the case of Stock, restrictions on transfer and provision for forfeiture. When transfer of Stock is so restricted or Stock is subject to forfeiture, it is referred to as "Restricted Stock." The Committee may permit a Participant to defer payments in accordance with its procedures and in a manner that permits such deferrals to comply with applicable requirements of the Code including the ability to defer payment until after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such conditions and restrictions and the Committee may impose. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Stock or units of Stock.

VIII.  Stock Option Exercise

     The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards and may impose such conditions on the use of Common Stock or other Awards to exercise a Stock Option as it deems appropriate. If shares of Restricted Stock are tendered in the exercise of a Stock Option, a number of shares issued upon exercise, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so tendered.

IX.  Tax Withholding

     The Company shall have the right to (i) deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or (ii) take such other action as may be necessary to satisfy all obligations for withholding of such taxes. If Common Stock or Restricted Stock is used to satisfy tax withholding, such Stock shall be valued at Fair Market when the withholding is required to be made.

X.   Amendment, Modification, Suspension or
     Discontinuance of the Plan

     The Committee may amend, modify, suspend or terminate the Plan in order to meet any changes in legal requirements or accomplish any other purpose permitted by law. Subject to changes in legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Article XIV of the Plan), (ii) decrease the option price, (iii) materially modify the requirements as to eligibility for participants, (iv) withdraw administration of the Plan from the Committee or (v) extend the period during which Awards may be granted.

XI.  Termination of Employment

     11.1 If the employment of a Participant terminates other than as provided in Sections 11.2 and 11.3, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise.

     11.2 Retirement. When a Participant's employment terminates as a result of retirement, the Committee may (i) permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and (ii) accelerate the exercisability and vesting of any Award.

     11.3   Death or Disability.

     (a) In the event of a Participant's death the Participant's estate or beneficiaries shall have the period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under the terms specified therein. Rights to any outstanding Award shall pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries designated by the Participant, (ii) if none, to a legal representative of the Participant, (iii) if none, to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subsection (c) below, any Award so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

     (b) In the event a Participant is deemed by the Company to be disabled, any Award may be paid to or exercised by the Participant if legally competent, or by a duly appointed representative if the Participant is legally incompetent.

     (c) After the death or disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in any Award Agreement, (ii) accelerate any or all installments and rights and (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative (notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries).

     (d) In the event of uncertainty as to interpretation of or controversies concerning this Section 11.3, the Committee's determination shall be binding and conclusive.

XII. Cancellation and Rescission of Awards
     Unless an Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.

XIII.  Nonassignability

     Except pursuant to Section 11.3, no Award or any other benefit under the Plan shall be assignable or transferable or payable to or exercisable by anyone other than the Participant to whom it was granted.

XIV. Adjustments

     In the event of any change in the outstanding Common Stock of the Company by reason of a Stock split, Stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee may adjust proportionally
(a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant and (iv) covered by outstanding Awards denominated in Stock or units of Stock; (b) the Stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or Stock, separation, reorganization or liquidation, the Committee may issue or assume Stock Options by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

XV.  Notice

     Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer or to the chief executive officer of the Company in writing and shall become effective when it is received by the office of either of them.

XVI. Unfunded Plan

     Insofar as it provides for Awards of cash and Common Stock, the Plan shall be unfunded. Although accounts may be established with respect to Participants under the Plan, any such accounts shall be used merely as a bookkeeping convenience and the Company shall not be required to segregate any assets in respect of the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XVII.  Governing Law

     The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

XVIII.  Effective and Termination Dates

     The Plan shall become effective on August 1, 1994, provided that it has been previously approved by the holders of a majority of the shares of Common Stock then outstanding. The Plan shall terminate five years later, subject to earlier termination by the Committee pursuant to Article X after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.